Exhibit 99.1
AVERY DENNISON REPORTS THIRD
QUARTER EARNINGS

Highlights from Continuing Operations
•	Net sales increased 5% to $1.42 billion
➢	Organic sales growth of 4%
•	Earnings per share of $0.85 includes:
➢	Reserve for environmental remediation of $0.08 per share

➢	Restructuring and asset impairment charges of $0.05 per share
•	Operating margin expanded for two largest business segments
•	On track to achieve annualized savings target from restructuring efforts of estimated $90 million to $100 million by year-end
     PASADENA, Calif. — October 24, 2006 — Avery Dennison Corporation (NYSE:AVY) today reported net income of $85.0 million or $0.85 per share, compared with $86.2 million or $0.86 per share in the prior year. Third quarter 2006 results included an after-tax cost related to a reserve for environmental remediation of $8.1 million, or $0.08 per share. Results also included restructuring and asset impairment charges and other items totaling $0.05 per share in 2006 and $0.01 per share in the prior year. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)
     The Company estimated that its annualized savings from restructuring efforts will total between $90 million and $100 million by year-end, some of which will be reinvested for growth.
     Net sales from continuing operations for the third quarter were $1.42 billion, up approximately 5 percent from $1.36 billion for the same quarter last year. Organic sales growth, which excludes the impact of acquisitions, divestitures and foreign currency translation, was approximately 4 percent. This increase was attributable to unit volume growth and positive changes in pricing and product mix.
     “Notwithstanding the impact of an environmental reserve that reduced our reported earnings, we delivered solid operational results in the third quarter and are on track to achieve our goals in 2006,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison. “We are particularly pleased with the significant increase in operating margins in our two largest business segments, which reflects the success of our efforts to drive margin expansion while we continue to focus on top line growth.

     “Underlying sales growth improved in all major regions of the world with the exception of the U.S., where our results reflected weaker market conditions, particularly in economically sensitive businesses like Specialty Tapes and Industrial and Automotive Products,” Scarborough added. “We were especially encouraged by the growth of our businesses in Asia, Latin America and Eastern Europe, where total sales grew 15 percent, as well as by the strong growth of Avery-brand office products during a good back-to-school season.”
Additional Third Quarter Financial Highlights From Continuing Operations
(For a more detailed presentation of the Company’s results for the quarter, see Third Quarter 2006 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
•	Core unit volume grew approximately 3 percent compared with the prior year. Changes in pricing and product mix contributed approximately 1 point to top line growth.

•	Operating margin (GAAP basis) was 7.4 percent, compared to 8.3 percent for the same period last year. Excluding interest expense, environmental remediation costs, restructuring charges and other items, operating margin improved by 20 basis points to 9.7 percent. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)

•	The recognition of stock option expense added approximately $4 million of pre-tax cost compared with the prior year, which reduced operating margin by 30 basis points and reduced after-tax earnings by $0.03 per share.

•	The effective tax rate for continuing operations for the quarter was 18.4 percent, compared to the prior year at 23.8 percent. The year-to-date tax rate was 20.9 percent, reflecting a reduction of 130 basis points compared to the year-to-date rate in the preceding quarter, due to geographic income mix and the impact of settling several global tax audits. The Company expects its full year tax rate to be in the range of 18 percent to 21 percent.
Segment Highlights
(See Attachment A-5: “Preliminary Supplementary Information, Reconciliation of GAAP to Non-GAAP Supplementary Information” for adjusted operating margins included below.)
•	Pressure-sensitive Materials reported sales of $825 million, up 8 percent from the prior year. Organic sales growth for the segment was 5 percent, driven by double-digit growth in the emerging markets (Asia, Latin America and Eastern Europe), with moderate growth in Western Europe and North America. Segment operating margin (GAAP basis) was 10.1 percent, compared to 8.9 percent for the same period last year. Before restructuring and asset impairment charges, operating margin increased 110 basis points to 10.2 percent.

•	Office and Consumer Products sales declined 1 percent to $282 million. The previously announced divestiture of low-margin filing product lines in Europe, coupled with the decision to exit certain low-margin private label business in the U.S., reduced sales by approximately 6 percent. This decline was partially offset by a shift in the timing of orders related to the back-to-school season, which benefited third quarter comparisons. Results for the North American back-to-school season, which spans the second and third quarters, were strong, with overall sales of back-to-school products up 9 percent, and sales of Avery-branded back-to-school products up over 20 percent. Segment operating margin (GAAP basis) increased 90 basis points to 15.9 percent.

•	Retail Information Services sales grew 6 percent to $164 million, or about 4 percent on an organic basis. Segment operating margin (GAAP basis) was 4.2 percent, compared to 7.1 percent for the third quarter of 2005. Before restructuring charges, operating margin declined by 70 basis points to 6.4 percent, reflecting increased costs associated with investments in information technology to improve customer service.
Outlook for the Year
     Reflecting third quarter results, Avery Dennison adjusted its full year guidance for reported (GAAP) earnings per share to a range of $3.56 to $3.68, including the impact of both the third quarter environmental remediation costs and updates to its estimates for restructuring charges and stock option expense. The Company previously expected reported (GAAP) earnings per share to be in the range of $3.58 to $3.81. The Company’s full year earnings guidance includes costs of $0.08 per share for environmental remediation, $0.16 to $0.18 per share (up from previous estimate of $0.14 to $0.17 per share) related to restructuring charges, as well as a $0.15 per share benefit related to discontinued operations. Excluding these items, the Company’s full year earnings per share guidance is now $3.67 to $3.77, revised from its previous estimate of $3.60 to $3.80. (See Attachment A-4: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
     Avery Dennison is a global leader in pressure-sensitive labeling materials, office products and retail tag, ticketing and branding systems. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 company with 2005 sales of $5.5 billion. Avery Dennison employs more than 22,000 individuals in 49 countries worldwide who apply the Company’s technologies to develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include Avery-brand office products and graphics imaging media, Fasson-brand self-adhesive materials, peel-and-stick postage stamps, reflective highway safety products, labels for a wide variety of automotive, industrial and durable goods applications, brand identification and supply chain management products for the retail and apparel industries, and specialty tapes and polymers.

# # #
Forward-Looking Statements
Certain information presented in this news release may constitute “forward-looking” statements. These statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; foreign currency exchange rates; worldwide and local economic conditions; impact of competitive products and pricing; selling prices; impact of legal proceedings, including the European Commission (“EC”), Canadian Department of Justice, and Australian Competition and Consumer Commission investigations, into industry competitive practices and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof or of the recently concluded investigation by the U.S. Department of Justice (“DOJ”) (including purported class actions seeking treble damages for alleged unlawful competitive practices, and purported class actions related to alleged disclosure and fiduciary duty violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation, as well as a likely fine by the EC in respect of certain employee misconduct in Europe); impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; impact of epidemiological events on the economy and the Company’s customers and suppliers; successful integration of acquisitions; financial condition and inventory strategies of customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company’s SEC filings.
The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) potential adverse developments in legal proceedings and/or investigations, including possible fines, penalties, judgments or settlements; (2) the impact of economic conditions on underlying demand for the Company’s products; (3) the impact of competitors’ actions, including expansion in key markets, product offerings and pricing; (4) the impact of changes in raw material and energy-related costs and associated changes in selling prices; and (5) the ability of the Company to achieve and sustain targeted cost reductions.
The financial information presented in this news release represents preliminary, unaudited financial results.
For more information and to listen to a live broadcast or an audio replay of the 3rd Quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 30, 2006	Oct. 01, 2005	Sep. 30, 2006	Oct. 01, 2005

Net sales	$1,417.6	$1,355.0	$4,164.5	$4,109.5
Cost of products sold	1,026.9	997.4	3,025.6	3,011.9

Gross profit	390.7	357.6	1,138.9	1,097.6
Marketing, general & administrative expense	252.6	228.8	748.7	737.7
Interest expense	14.1	14.7	42.2	44.9
Other expense, net (1)	19.5	1.3	31.1	6.7

Income from continuing operations before taxes	104.5	112.8	316.9	308.3
Taxes on income	19.2	26.8	66.3	73.6

Income from continuing operations	85.3	86.0	250.6	234.7
(Loss) income from discontinued operations, net of tax (including gain on disposal of $1.5 and tax benefit of $14.9 in 2006)	(0.3)	0.2	15.1	(1.4)

Net Income	$85.0	$86.2	$265.7	$233.3

Per share amounts:
Income (loss) per common share, assuming dilution
Continuing operations	$0.85	$0.86	$2.50	$2.33
Discontinued operations	—	—	0.15	(0.01)

Net Income per common share, assuming dilution	$0.85	$0.86	$2.65	$2.32

Average common shares outstanding, assuming dilution	100.5	100.6	100.4	100.6

Common shares outstanding at period end	100.2	100.2	100.2	100.2

Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.

(1)	Other expense for the third quarter of 2006 includes $13 related to environmental remediation costs, $6.1 of restructuring costs and asset impairment charges and miscellaneous taxes of $.4 related to a divestiture.

Other expense for the third quarter of 2005 includes $1.3 of asset impairment charges.

Other expense, net, for 2006 YTD includes $19.4 of restructuring costs and asset impairment charges, $13 related to environmental remediation costs, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6).

Other expense, net, for 2005 YTD includes $10.1 of restructuring costs and asset impairment charges, partially offset by gain on sale of assets of ($3.4).
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. gains on sales of assets, restructuring charges, asset impairments, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, gains on sales of assets, etc.) from calculations of the Company’s earnings and operating margin; (2) the exclusion of interest expense from the calculation of the Company’s operating margin; and (3) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While some of the items the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 30, 2006	Oct. 01, 2005	Sep. 30, 2006	Oct. 01, 2005

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net sales	$1,417.6	$1,355.0	$4,164.5	$4,109.5

Income from continuing operations before taxes	$104.5	$112.8	$316.9	$308.3

GAAP Operating Margin	7.4%	8.3%	7.6%	7.5%

Income from continuing operations before taxes	$104.5	$112.8	$316.9	$308.3
Non-GAAP adjustments:
Restructuring and transition costs (1)	4.5	0.4	14.6	7.0
Asset impairment charges	1.6	1.3	4.8	5.4
Other (2)	13.4	—	11.7	(3.4)
Interest expense	14.1	14.7	42.2	44.9

Adjusted non-GAAP operating income before taxes and interest expense	$138.1	$129.2	$390.2	$362.2

Adjusted Non-GAAP Operating Margin	9.7%	9.5%	9.4%	8.8%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$85.0	$86.2	$265.7	$233.3
Non-GAAP adjustments, net of taxes:
Restructuring and transition costs	3.7	0.4	11.5	5.3
Asset impairment charges	1.3	1.1	3.8	4.3
Tax expense on repatriated earnings	—	13.6	—	13.6
Other	8.5	—	7.2	(2.6)
Loss (income) from discontinued operations	0.3	(0.2)	(15.1)	1.4

Adjusted Non-GAAP Net Income	$98.8	$101.1	$273.1	$255.3

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income per common share, assuming dilution	$0.85	$0.86	$2.65	$2.32
Non-GAAP adjustments per share, net of taxes:
Restructuring and transition costs	0.04	—	0.11	0.05
Asset impairment charges	0.01	0.01	0.04	0.04
Tax expense on repatriated earnings	—	0.14	—	0.14
Other	0.08	—	0.07	(0.02)
(Income) loss from discontinued operations	—	—	(0.15)	0.01

Adjusted Non-GAAP income per common share, assuming dilution	$0.98	$1.01	$2.72	$2.54

Average common shares outstanding, assuming dilution	100.5	100.6	100.4	100.6

(1)	2006 QTD includes restructuring costs of $4.5.

2006 YTD includes restructuring costs of $14.6.

2005 QTD includes transition costs of $.4 related to a plant closure.

2005 YTD includes restructuring and transition costs of $4.7 and $2.3, respectively, primarily related to plant closures.

(2)	2006 QTD includes $13 related to environmental remediation costs and miscellaneous taxes of $.4 related to a divestiture.

2006 YTD includes $13 related to environmental remediation costs, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6).

2005 YTD includes gain on sale of assets of ($3.4).
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AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Full Year 2006 Estimates)

	Updated	Previous
	Guidance	Guidance
Reconciliation of GAAP to Non-GAAP Earnings Per Share Guidance:

Reported (GAAP) Earnings Per Share	$3.56 - $3.68 *	$3.58 - $3.81

Add Back:
Restructuring Charges	$0.16 - $0.18	$0.14 - $0.17
Environmental Remediation Costs	$0.08	—

Deduct:
Discontinued Operations	$0.15	$0.15

Adjusted (non-GAAP) Earnings Per Share	$3.67 to $3.77 *	$3.60 to $3.80

*	Including estimated $0.14 impact from stock options, vs. previous estimate of $0.12
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Third Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006 (1)	2005 (2)	2006	2005

Pressure-sensitive Materials	$825.3	$767.1	$83.4	$68.4	10.1%	8.9%
Office and Consumer Products	281.7	284.3	44.7	42.6	15.9%	15.0%
Retail Information Services	164.4	154.6	6.9	10.9	4.2%	7.1%
Other specialty converting businesses	146.2	149.0	5.6	8.2	3.8%	5.5%
Corporate Expense	N/A	N/A	(22.0)	(2.6)	N/A	N/A
Interest Expense	N.A	N.A	(14.1)	(14.7)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,417.6	$1,355.0	$104.5	$112.8	7.4%	8.3%

(1)	Operating income for the third quarter of 2006 includes $13 related to environmental remediation costs, $6.1 of restructuring costs and asset impairment charges and miscellaneous taxes of $.4 related to a divestiture; of the total $19.5, the Pressure-sensitive Materials segment recorded $.8, the Office and Consumer Products segment recorded $.4, the Retail Information Services segment recorded $3.6, the other specialty converting businesses recorded $1.7 and Corporate recorded $13.

(2)	Operating income for the third quarter of 2005 includes $1.7 of asset impairment charges and transition costs, of which the Pressure-sensitive Materials segment recorded $1.2, the Office and Consumer Products segment recorded $.4 and other specialty converting businesses recorded $.1.
Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006	2005

Pressure-sensitive Materials
Operating income, as reported	$83.4	$68.4	10.1%	8.9%
Non-GAAP adjustments:
Restructuring costs	0.8	—	0.1%	—
Asset impairment charges	—	1.2	—	0.2%

Adjusted non-GAAP operating income	$84.2	$69.6	10.2%	9.1%

Office and Consumer Products
Operating income, as reported	$44.7	$42.6	15.9%	15.0%
Non-GAAP adjustments:
Restructuring and transition costs (1)	—	0.4	—	0.1%
Other	0.4	—	0.1%	—

Adjusted non-GAAP operating income	$45.1	$43.0	16.0%	15.1%

Retail Information Services
Operating income, as reported	$6.9	$10.9	4.2%	7.1%
Non-GAAP adjustments:
Restructuring costs	3.6	—	2.2%	—

Adjusted non-GAAP operating income	$10.5	$10.9	6.4%	7.1%

Other specialty converting businesses
Operating income, as reported	$5.6	$8.2	3.8%	5.5%
Non-GAAP adjustments:
Restructuring costs	0.1	—	0.1%	—
Asset impairment charges	1.6	0.1	1.1%	0.1%

Adjusted non-GAAP operating income	$7.3	$8.3	5.0%	5.6%

(1)	For 2005, amount includes transition costs of $.4, related to a plant closure.
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Nine Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006 (1)	2005 (2)	2006	2005

Pressure-sensitive Materials	$2,422.0	$2,351.3	$226.7	$214.8	9.4%	9.1%
Office and Consumer Products	787.0	843.2	125.8	119.8	16.0%	14.2%
Retail Information Services	499.6	471.0	35.5	32.8	7.1%	7.0%
Other specialty converting businesses	455.9	444.0	16.4	16.3	3.6%	3.7%
Corporate Expense	N/A	N/A	(45.3)	(30.5)	N/A	N/A
Interest Expense	N/A	N/A	(42.2)	(44.9)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$4,164.5	$4,109.5	$316.9	$308.3	7.6%	7.5%

(1)	Operating income for 2006 includes $19.4 of restructuring costs and asset impairment charges, $13 related to environmental remediation costs, legal accrual related to a patent lawsuit of $.4, miscellaneous taxes of $.4 related to a divestiture and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6); of the total $31.1, the Pressure-sensitive Materials segment recorded $6.9, the Office and Consumer Products segment recorded ($.4), the Retail Information Services segment recorded $7.9, the other specialty converting businesses recorded $2.4 and Corporate recorded $14.3.

(2)	Operating income for 2005 includes $12.4 of restructuring costs, asset impairment charges and transition costs, partially offset by gain on sale of assets of ($3.4); of the total $9, the Pressure-sensitive Materials segment recorded $1.6, the Office and Consumer Products segment recorded $6.6 and other specialty converting businesses recorded $.8.
Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006	2005

Pressure-sensitive Materials
Operating income, as reported	$226.7	$214.8	9.4%	9.1%
Non-GAAP adjustments:
Restructuring costs	5.4	0.4	0.2%	—
Asset impairment charges	1.1	4.6	—	0.2%
Legal accrual related to a patent lawsuit	0.4	—	—	—
Gain on sale of assets	—	(3.4)	—	(0.1%)

Adjusted non-GAAP operating income	$233.6	$216.4	9.6%	9.2%

Office and Consumer Products
Operating income, as reported	$125.8	$119.8	16.0%	14.2%
Non-GAAP adjustments:
Restructuring and transition costs (1)	0.8	6.6	0.1%	0.8%
Gain from curtailment and settlement of a pension obligation	(1.6)	—	(0.2%)	—
Other	0.4	—	—	—

Adjusted non-GAAP operating income	$125.4	$126.4	15.9%	15.0%

Retail Information Services
Operating income, as reported	$35.5	$32.8	7.1%	7.0%
Non-GAAP adjustments:
Restructuring costs	7.6	—	1.5%	—
Asset impairment charges	0.3	—	0.1%	—

Adjusted non-GAAP operating income	$43.4	$32.8	8.7%	7.0%

Other specialty converting businesses
Operating income, as reported	$16.4	$16.3	3.6%	3.7%
Non-GAAP adjustments:
Restructuring costs	0.8	—	0.2%	—
Asset impairment charges	1.6	0.8	0.3%	0.2%

Adjusted non-GAAP operating income	$18.8	$17.1	4.1%	3.9%

(1)	For 2006, amount includes restructuring costs of $.8.

For 2005, amount includes restructuring and transition costs of $4.3 and $2.3, respectively, related to plant closures.
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
ASSETS	Sep. 30, 2006	Oct. 01, 2005

Current assets:
Cash and cash equivalents	$50.8	$75.5
Trade accounts receivable, net	887.1	875.3
Inventories, net	489.9	438.4
Other current assets	159.5	125.6

Total current assets	1,587.3	1,514.8

Property, plant and equipment, net	1,283.1	1,291.7
Goodwill	703.5	678.1
Intangibles resulting from business acquisitions, net	96.9	102.4
Other assets	586.2	648.0

	$4,257.0	$4,235.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$357.0	$124.7
Accounts payable	619.0	564.6
Other current liabilities	548.2	514.1

Total current liabilities	1,524.2	1,203.4

Long-term debt	550.7	973.3
Other long-term liabilities	434.9	454.0
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	802.6	696.9
Retained earnings	2,082.5	1,995.0
Accumulated other comprehensive loss	(47.5)	(71.7)
Cost of unallocated ESOP shares	(7.7)	(9.7)
Employee stock benefit trusts	(569.0)	(533.0)
Treasury stock at cost	(637.8)	(597.3)

Total shareholders’ equity	1,747.2	1,604.3

	$4,257.0	$4,235.0

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Nine Months Ended
	Sep. 30, 2006	Oct. 01, 2005

Operating Activities:
Net income	$265.7	$233.3

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	115.8	115.4
Amortization	32.7	34.1
Deferred taxes	18.3	19.7
Net (gain) loss on sale of assets and asset impairment	(4.5)	9.5
Other non-cash items, net	8.1	(7.9)

	436.1	404.1
Changes in assets and liabilities	(76.2)	(115.6)

Net cash provided by operating activities	359.9	288.5

Investing Activities:
Purchase of property, plant and equipment	(110.6)	(117.1)
Purchase of software and other deferred charges	(24.2)	(15.6)
Payments for acquisitions	(13.4)	(2.7)
Proceeds from sale of assets	1.2	20.3
Proceeds from sale of businesses and investments	29.5	—
Other	4.0	3.3

Net cash used in investing activities	(113.5)	(111.8)

Financing Activities:
Net decrease in borrowings (maturities of 90 days or less)	(200.8)	(16.1)
Additional borrowings (maturities longer than 90 days)	—	76.2
Payments of debt (maturities longer than 90 days)	(2.3)	(137.5)
Dividends paid	(128.5)	(125.9)
Purchase of treasury stock	—	—
Proceeds from exercise of stock options, net	24.4	4.8
Other	12.2	12.4

Net cash used in financing activities	(295.0)	(186.1)

Effect of foreign currency translation on cash balances	0.9	0.1

Decrease in cash and cash equivalents	(47.7)	(9.3)

Cash and cash equivalents, beginning of period	98.5	84.8

Cash and cash equivalents, end of period	$50.8	$75.5

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